Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

MORGAN STANLEY

MORGAN STANLEY FINANCE LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1) (2)	Fee Calculation or Carry Forward Rule	Amount Registered (3)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (1) (2) (3)	Fee Rate (3)	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Morgan Stanley Debt Securities	Rule 457(o)
Fees to be Paid	Other	Morgan Stanley Warrants	Rule 457(o)
Fees to be Paid	Equity	Morgan Stanley Preferred Stock	Rule 457(o)
Fees to be Paid	Equity	Morgan Stanley Depositary Shares	Rule 457(o)
Fees to be Paid	Equity	Morgan Stanley Common Stock	Rule 457(o)

Fees to be Paid	Other	Morgan Stanley Purchase Contracts	Rule 457(o)
Fees to be Paid	Other	Morgan Stanley Units	Rule 457(o)
Fees to be Paid	Other	Morgan Stanley Capital Securities	Rule 457(o)
Fees to be Paid	Other	Guarantees of Morgan Stanley with respect to Capital Securities	Rule 457(o)
Fees to be Paid	Debt	Morgan Stanley Finance LLC Debt Securities	Rule 457(o)
Fees to be Paid	Other	Morgan Stanley Finance LLC Warrants	Rule 457(o)
Fees to be Paid	Other	Morgan Stanley Finance LLC Purchase Contracts	Rule 457(o)
Fees to be Paid	Other	Morgan Stanley Finance LLC Units	Rule 457(o)

Fees to be Paid	Other	Guarantees of Morgan Stanley with respect to Morgan Stanley Finance LLC Debt Securities, Warrants, Purchase Contracts and Units	Rule 457(o)
Fees to be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)			$135,000,000,000	.0001476	$19,926,000
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
	Total Offering Amounts				N/A	N/A
	Total Fees Previously Paid					N/A
	Total Fee Offsets					N/A
	Net Fee Due					N/A

(1)	An unspecified number or amount of (i) Debt Securities, Warrants, Preferred Stock, Depositary Shares, Common Stock, Purchase Contracts and Units issued by Morgan Stanley, (ii) Capital Securities issued by Morgan Stanley and (iii) Debt Securities, Warrants, Purchase Contracts and Units issued by Morgan Stanley Finance LLC (“MSFL”) (collectively, “Securities”) is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Warrants issued by Morgan Stanley or MSFL may be exercised to purchase or sell (i) securities issued by the applicable issuer or an entity affiliated or not affiliated with such issuer, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies, (iii) any other property or (iv) any combination of the foregoing. Purchase Contracts issued by Morgan Stanley or MSFL may require the holders thereof to purchase or sell (i) securities issued by the applicable issuer or an entity affiliated or not affiliated with such issuer, a basket of such securities, an index or indices of such securities or any other property, (ii) currencies, (iii) commodities, (iv) any other property or (v) any combination of the foregoing.

(2)	This Registration Statement also relates to offers and sales of securities in connection with market-making transactions by and through affiliates of the Registrants. These securities consist of an indeterminate amount of the Securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement.

(3)	The amount registered, the proposed maximum offering price per unit, the maximum aggregate offering price and the amount of registration fee are not specified as to each class of securities being registered. The aggregate maximum offering price of all securities issued by the Registrants pursuant to this Registration Statement shall not exceed $135,000,000,000 or the equivalent thereof at the time of offering in one or more currencies other than U.S. dollars. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by direct or indirect subsidiaries of the issuers. No separate consideration will be received for the guarantees being registered on this Registration Statement, and pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable for such guarantees. No additional consideration will be received for the Morgan Stanley Guarantees with respect to the Securities issued by MSFL.